Exhibit 32.1

WRITTEN STATEMENT

OF THE CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

AND THE CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)

PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of Noble International Ltd. (the “Company”), hereby certify that to the best of our knowledge the Annual Report of the Company on Form 10-K for the year ended December 31, 2006 (“Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2007

By:	/s/ THOMAS L. SAELI
Name:	Thomas L. Saeli
Title:	Chief Executive Officer (Principal Executive Officer) of Noble International, Ltd.

By:	/s/ DAVID J. FALLON
Name:	David J. Fallon
Title:	Chief Financial Officer (Principal Financial Officer) of Noble International, Ltd.